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                                                                    EXHIBIT 99.2

                       GREYSTONE DIGITAL TECHNOLOGY, INC.
                             4950 Murphy Canyon Road
                           San Diego, California 92123

                             ________________, 1999


Chathams Rowe Venture Partners
60 State Street, Suite 700
Boston, Massachusetts 02109

Gentlemen:

        GreyStone Digital Technology, Inc., a Delaware corporation formerly known as Express Capital Concepts, Inc. (the "Issuer"), hereby offers to exchange its warrants (the "Exchange Warrants"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any or all of the following outstanding warrants issued to you by GreyStone Technology, Incorporated, a California corporation, which are presently held by you (individually an "Old Warrant" and collectively the "Old Warrants") and validly tendered hereunder: Warrants no. 68a, 133a, 136a, 140a, 140b, 147a, 152a, and 158a. Enclosed herewith are a Prospectus pertaining to the Exchange Warrants, a specimen Exchange Warrant for your examination, and a Letter of Transmittal to be used to tender your Old Warrants.

        If you wish to accept this offer, please complete and execute the Letter of Transmittal, have your signature guaranteed by a commercial bank or trust company, and return the properly completed and executed Letter of Transmittal along with the Old Warrants you wish to exchange to:

                      GreyStone Digital Technology, Inc.
                      4950 Murphy Canyon Road
                      San Diego, California 92123
                      Attention: Carolyn Harris
                      Phone: (619) 874-7000

PLEASE ALSO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 ATTACHED TO THE LETTER OF TRANSMITTAL.

        Tender of Old Warrants is irrevocable and may not be withdrawn. Delivery of the Letter of Transmittal and the Old Warrants to an address other than the one set forth above will not constitute a valid acceptance of this offer. In order for you to validly accept this offer, the Issuer must receive a properly completed and executed Letter of Transmittal, with your signature duly guaranteed, and the Old Warrants you wish to exchange at the above address by no later than 5:00 p.m., Pacific Standard Time, on _____________ _____, 1999 (the "Expiration Date"). THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND THE OLD WARRANTS IS AT YOUR ELECTION AND RISK.



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        Notwithstanding any other term of this offer, the Issuer will not be required to issue Exchange Warrants for any Old Warrants not theretofore exchanged, and may terminate or amend this offer, if: (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to this offer which, in the Issuer's judgment, might materially impair its ability to proceed with this offer, (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute rule or regulation is interpreted by the staff of the Securities and Exchange Commission or a court of competent jurisdiction in a manner, which, in the Issuer's judgment, might materially impair its ability to proceed with this offer, or (iii) any stop order shall be threatened or in effect with respect to the registration statement pursuant to which the issuance of the Exchange Warrants has been registered under the Securities Act.

        Please call Carolyn Harris if you have any questions.

                                            Sincerely,

                                            GreyStone Digital Technology, Inc.


                                            By:__________________________
                                               Richard A. Smith
                                               President



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                                    LETTER OF TRANSMITTAL

GreyStone Digital Technology, Inc.
4950 Murphy Canyon Road
San Diego, California 92123
Attention: Carolyn Harris

Dear Ms. Harris:

        The undersigned hereby acknowledges receipt and review of copies of the Prospectus dated ____________, 1999 (the "Prospectus") of GreyStone Digital Technology, Inc., a Delaware corporation (the "Issuer") (filed under its prior name of Express Capital Concepts, Inc.), the Issuer's offer letter dated ____________, 1999, this Letter of Transmittal, and a specimen of a warrant (individually an "Exchange Warrant" and collectively the "Exchange Warrants") to be issued by the Issuer. The Prospectus, this Letter of Transmittal and the specimen Exchange Warrant together constitute the Issuer's offer (the "Exchange Offer") to exchange the Exchange Warrants, which have been registered under the Securities Act of 1933, as amended, for any or all of certain outstanding warrants listed below issued by GreyStone Technology, Incorporated, a California corporation, to, and presently held by, Chathams Rowe Venture Partners (individually an "Old Warrant" and collectively the "Old Warrants"). The undersigned hereby acknowledges that the Exchange Offer will expire at 5:00 p.m., Pacific Standard Time, on ________ ____, 1999 (the "Expiration Date").

        The undersigned hereby tenders to the Issuer the following Old Warrants to be exchanged for Exchange Warrants:

        (Please indicate by circle whether each Old Warrant is being "tendered" or "not tendered.")

               Warrant no. 68a      (tendered / not tendered)
               Warrant no. 133a     (tendered / not tendered)
               Warrant no. 136a     (tendered / not tendered)
               Warrant no. 140a     (tendered / not tendered)
               Warrant no. 140b     (tendered / not tendered)
               Warrant no. 147a     (tendered / not tendered)
               Warrant no. 152a     (tendered / not tendered)
               Warrant no. 158a     (tendered / not tendered)

Effective upon the acceptance for exchange of the Old Warrants tendered as indicated above, the undersigned hereby sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to such Old Warrants as are being tendered herewith. The undersigned understands that each Exchange Warrant will have the same expiration date as the Old Warrant for which it is exchanged and will provide the right to purchase the same number of shares of the Issuer's common stock, par value $.001 per share, at the same price per share as such Old Warrant provided to purchase shares of common stock of GreyStone Technology, Incorporated.

        The undersigned agrees that the Issuer will determine, in its sole discretion, all questions



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as to the form of documents, validity, eligibility (including time of receipt)
and acceptance for exchange of any tender of Old Warrants, which determination shall be final and binding on all parties.

        The undersigned hereby represents and warrants that (i) the undersigned has not sold, transferred, or conveyed the Old Warrants tendered hereby, or any interest in them, to any entity or other person, (ii) the undersigned has full power and authority to tender, exchange, sell, assign and transfer such Old Warrants, and (iii) when the same are exchanged hereunder, the Issuer will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances and adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Old Warrants tendered hereby.

        The undersigned hereby directs that the Exchange Warrants be issued in the name of the undersigned and delivered to the undersigned at the address shown below the undersigned's signature.

CHATHAMS ROWE VENTURE PARTNERS

By _____________________________________
   Steven M. Pecevich
   Chairman & Chief Executive Officer

Date: ___________________, 1999

Address:___________________________________________________________________
                               (Include Zip Code)


                             GUARANTEE OF SIGNATURE





Authorized Signature  ____________________________

Name of Firm  __________________________________

Date: ____________________, 1999



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                            IMPORTANT TAX INFORMATION

        Under federal income tax law, a holder whose tendered Old Warrants are accepted for exchange is required by law to provide the Issuer with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 included herein or otherwise establish a basis for exemption from backup withholding. If such holder is an individual, the TIN is his social security number. If the Issuer is not provided with the correct TIN, the Internal Revenue Service may subject the holder or transferee to a $50 penalty. In addition, delivery of such holder's Exchange Warrants may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

        Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt holders should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Issuer. A foreign person, including entities, may qualify as an exempt recipient by submitting to the Issuer a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that holder's foreign status. A Form W-8 can be obtained from the Issuer.

        If backup withholding applies, the Issuer is required to withhold 31% of any payments made to the holder or other transferee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

        To prevent backup withholding with respect to Old Warrants exchanged in the Exchange Offer, the holder is required to provide the Issuer with either:
(i) the holder's correct TIN by completing the form included herein, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (A) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as, a result of failure to report all interest or dividends or (B) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding; or (ii) an adequate basis for exemption.



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                   GREYSTONE DIGITAL TECHNOLOGY, INCORPORATED

SUBSTITUTE
Form W-9                            Name :
Department of the Treasury
Internal Revenue Service            Address:

        Check appropriate box: [ ] Individual [ ] Corporation [ ] Partnership/ / Other _____

Part 1. Payer's Request for Tax Identification Number ("TIN")

        PLEASE PROVIDE YOUR TIN ON THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW:


                                            ------------------------------------


Part 2. Certification

        Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

        Certification Instructions--You must cross out (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).


SIGNATURE __________________________________ DATE ____________________



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Part 3. Awaiting TIN [ ]

        NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
PART 3 OF SUBSTITUTE FORM W-9.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application soon. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts may be refunded to me if I then provide a Taxpayer Identification Number within 60 days.


--------------------------------------             --------------------------
SIGNATURE                                          DATE



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